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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 29, 2001
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                          SALIX PHARMACEUTICALS, LTD.
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            (Exact name of registrant as specified in its charter)



                            British Virgin Islands
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                (State or other jurisdiction of incorporation)



          000-23265                                         94-3267443
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    (Commission file Number)                         (IRS Employer ID Number)



     8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615
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 (Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code   (919) 862-1000
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Item 5.  Other Events

        On May 29, 2001, Salix sold shares of its Common Stock with net proceeds of approximately $28 million in a private placement pursuant to a Common Stock Purchase Agreement, a copy of which is attached hereto as an exhibit.

        Copies of the press release announcing this transaction and the press release announcing results of development of rifaxmin, Salix's product candidate for treatment of gastro-intestinal infections, are also attached as exhibits.

Item 7.  Exhibits

        The following exhibits are filed with this report:

Exhibit 10.27    Common Stock Purchase Agreement
Exhibit 99.1     Press Release Announcing Sale of Common Stock
Exhibit 99.2     Press Release Announcing Results of Development of Rifaximin
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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SALIX PHARMACEUTICALS, LTD.



Date: May 30, 2001            By:   /s/ Adam C. Derbyshire
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                                    Adam C. Derbyshire
                                    Vice President and Chief Financial Officer